UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2023

Chinook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37345	94-3348934
(Commission File No.)	(IRS Employer Identification No.)

400 Fairview Avenue North, Suite 900

Seattle, WA

(Address of principal executive offices)

98109

(Zip Code)

Registrant’s telephone number, including area code: (206) 485-7241

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KDNY	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 11, 2023, Chinook Therapeutics, Inc., a Delaware corporation (the “Company” or “Chinook”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Novartis AG, a company organized under the laws of Switzerland (“Parent” or “Novartis”), and Cherry Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”). Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Company common stock, par value $0.0001 per share (other than shares owned by the Company, Parent, Merger Sub or any of their respective subsidiaries (which shares will be canceled) and shares with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law), will automatically be converted into the right to receive (i) $40.00 in cash, without interest (the “Merger Consideration”) and (ii) one contractual contingent value right pursuant to the CVR Agreement (as defined and described below, a “CVR”).

At or prior to the Effective Time, Parent will authorize, execute and deliver the Contingent Value Rights Agreement in the form attached as Exhibit A to the Merger Agreement (the “CVR Agreement”).

In addition, immediately prior to the Effective Time, each stock option to purchase shares of Company common stock (each, a “stock option”) that is then outstanding and unvested will become immediately vested and exercisable in full. At the Effective Time, each stock option that is then outstanding will be cancelled and converted into the right to receive, with respect to each share of Chinook common stock underlying such stock option, (i) an amount in cash, without interest, equal to the excess, if any, of (A) the per share merger cash consideration over (B) the per share exercise price for such stock option, and (ii) one CVR, in each case subject to applicable withholding taxes, provided, however, that if the exercise price per share of Chinook common stock of such stock option is equal to or greater than the per share merger consideration, such stock option will be cancelled without any cash payment, CVR or other consideration being made in respect thereof.

Also immediately prior to the Effective Time, each restricted stock unit (“RSU”) that is then outstanding and unvested will become immediately vested in full. At the Effective Time, each RSU that is then outstanding will be cancelled and converted into the right to receive, with respect to each share of Chinook common stock underlying such RSU, (i) an amount in cash, without interest, equal to the per share cash merger consideration and (ii) one CVR, in each case subject to applicable withholding taxes.

Immediately prior to the Effective Time, each performance stock unit award in respect of shares of Chinook common stock (each, a “PSU”) that is then outstanding and unvested will vest in full for the maximum number of shares of Chinook common stock underlying such PSU. At the Effective Time, each PSU that is then outstanding will be cancelled and converted into the right to receive, with respect to each share of Chinook common stock underlying such PSU, (i) an amount in cash, without interest, equal to the per share cash merger consideration and (ii) one CVR, in each case subject to applicable withholding taxes.

The consummation of the Merger is subject to certain closing conditions, including (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Company common stock (the “Stockholder Approval”), (ii) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the absence of any legal restraints that have the effect of preventing the consummation of the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the other party’s representations and warranties in the Merger Agreement (subject to certain materiality qualifiers), the other party’s compliance in all material respects with its obligations under the Merger Agreement, the absence of any pending proceeding by a governmental entity and, to the extent required, certain other regulatory approvals. Consummation of the Merger is not subject to a financing condition.

The Merger Agreement contains customary representations and warranties of each of the Company, Parent and Merger Sub relating to their respective businesses and certain matters related to the Merger Agreement. The Merger Agreement contains certain covenants, including covenants providing (i) for each of the parties to use reasonable best efforts to cause the transactions under the Merger Agreement to be consummated, (ii) for the Company to carry on its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and completion of the Merger, including using commercially reasonable efforts to preserve its business operations, and (iii) for the Company not to engage in certain kinds of transactions during that period without Parent’s consent.

The Merger Agreement obligates the Company to abide by customary “no-shop” restrictions on its ability to solicit alternative takeover proposals from third parties and to provide non-public information to and enter into discussions or negotiations with third parties regarding alternative takeover proposals. Notwithstanding this obligation, prior to the receipt of the Stockholder Approval, if the Company receives an unsolicited alternative takeover proposal that the Company’s Board of Directors determines in good faith (after consultation with the Company’s legal counsel and financial advisor) constitutes, or would reasonably be expected to lead to, a Superior Company Proposal (as defined in the Merger Agreement and summarized below) and that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, the Company may under certain circumstances furnish information to and engage in discussions or negotiations with the third party making such alternative takeover proposal. A “Superior Company Proposal” generally is any bona fide written takeover proposal to acquire 50% or more of the outstanding shares of Company common stock or of the assets of the Company and the Company’s subsidiaries, which proposal did not result from a breach of the “no-shop” restrictions and, in the good faith determination of the Company’s Board of Directors (after consultation with the Company’s legal counsel and financial advisor), is reasonably likely to be consummated in accordance with its terms and, if consummated, would result in a transaction more favorable from a financial point of view to the Company’s stockholders than the transactions under the Merger Agreement, taking into account changes to the Merger Agreement proposed by Parent in response thereto. Prior to the Company entering into a written definitive agreement for, or effecting a change in recommendation of the Company’s Board of Directors in connection with, a Superior Company Proposal, the Company must provide Parent with advance written notice of its intention to do so and Parent will generally have at least four business days after receipt of such notice to negotiate with the Company to make such adjustments in the terms and conditions of the Merger Agreement as would permit the Company’s Board of Directors not to enter into such a definitive agreement or change its recommendation.

The Merger Agreement contains certain customary termination rights for the Company and Parent, including a right to terminate the Merger Agreement if the Merger is not completed by June 11, 2024 (as such date may be extended to December 11, 2024, pursuant to the terms of the Merger Agreement, the “Outside Date”). The Merger Agreement further provides that, upon termination of the Merger Agreement under certain specified circumstances, including, among others, the Company’s termination of the Merger Agreement to enter into a written definitive agreement for a Superior Company Proposal or following a change in recommendation of the Company’s Board of Directors, the Company will be obligated to pay Parent a termination fee of $112 million.

The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $192 million under certain specified circumstances, including, among others, the termination of the Merger Agreement if required regulatory approvals have not been obtained by the Outside Date or the termination of the Merger Agreement due to legal restraints arising under antitrust laws being imposed on the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any of their respective subsidiaries or affiliates. The representations and warranties of the parties contained in the Merger Agreement have been made solely for the benefit of the parties thereto. In addition, such representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) may be subject to limits or exceptions agreed upon by the contracting parties, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or other specific dates and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Contingent Value Rights Agreement

At or immediately prior to the Effective Time, Novartis and a rights agent will enter into the CVR Agreement, governing the terms of the CVRs to be received by the Company’s stockholders. The CVRs are not transferable except under certain limited circumstances, will not be evidenced by a certificate or other instrument and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Novartis, Merger Sub, the Company or any of their affiliates.

Each CVR represents the right to receive the following contingent cash payments:

•

$2.00 if the U.S Food and Drug Administration (the “FDA”) approves a new drug application for atrasentan for the treatment of Immunoglobulin A nephropathy, which approval does not impose a risk evaluation and mitigation strategy that is related to liver toxicity, on or before December 31, 2025; and

•	$2.00 if the FDA approves a new drug application for atrasentan for the treatment of focal segmental glomerulosclerosis on or before December 31, 2029.

There can be no assurance that the milestones will be achieved during relevant periods, and that the resulting milestone payments will occur.

The foregoing description of the CVR Agreement is not complete and is qualified in its entirety by reference to the Form of CVR Agreement, which is attached as Exhibit A to the Merger Agreement in Exhibit 2.1, and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 11, 2023, the Company issued a press release announcing entry into the Merger Agreement. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Additional Information

Forward-Looking Statements

In addition to historical information, this communication contains forward-looking statements within the meaning of applicable securities law, including statements regarding the expected timing, completion and effects of the proposed merger. In addition, when used in this communication, the words “will,” “expects,” “could,” “would,” “may,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “looks for,” “looks to,” “continues” and similar expressions, as well as statements regarding our focus for the future, are generally intended to identify forward-looking statements. Each of the forward-looking statements we make in this communication involves risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to: expected revenues, cost savings, synergies and other benefits from the proposed merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to employee retention, might be greater than expected; the requisite regulatory approvals and clearances for the proposed transaction may be delayed or may not be obtained (or may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed merger); the requisite approval of Company stockholders may be delayed or may not be obtained, the other closing conditions to the proposed merger may be delayed or may not be obtained, or the merger agreement may be terminated; business disruption may occur following or in connection with the proposed merger; Novartis or the Company’s businesses may experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, other business partners or governmental entities; the milestones for the proposed CVRs may not be achieved; the possibility that the proposed merger is more expensive to complete than anticipated, including as a result of unexpected factors or events; and diversion of management’s attention from ongoing business operations and opportunities as a result of the proposed merger or otherwise. Additional factors that may affect the future results of Novartis and the Company are set forth in their respective filings with the U.S. Securities and Exchange Commission (the “SEC”), including in the most recently filed annual report of Novartis on Form 20-F, subsequently filed Current Reports on Form 6-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov, and the Company’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. The risks described in this communication and in Novartis and the Company’s filings with the SEC should be carefully reviewed. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date they are made. Novartis and the Company undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this communication, except as required by law.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed merger between Novartis and the Company, Novartis and the Company intend to file relevant materials with the SEC, including a preliminary and definitive proxy statement to be filed by the Company. The definitive proxy statement and proxy card will be delivered to the stockholders of the Company in advance of the special meeting relating to the proposed merger. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF NOVARTIS AND THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a free copy of the proxy statement and such other documents containing important information about Novartis and the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Novartis and the Company make available free of charge at the Novartis website and the Company’s website, respectively (in the “Investors” section), copies of materials they file with, or furnish to, the SEC. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in the Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Novartis, the Company and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the proposed merger will be included in the definitive proxy statement referred to above. Security holders may also obtain information regarding the names, affiliations and interests of the Novartis directors and executive officers in the Novartis Annual Report on Form 20-F and Form 20-F/A for the fiscal year ended December 31, 2022, which were filed with the SEC on February 1, 2023, and May 15, 2023, respectively. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 27, 2023, and its definitive proxy statement for the 2023 annual meeting of stockholders, which was filed with the SEC on April 28, 2023. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the Company’s definitive proxy statement for its 2023 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the definitive proxy statement relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, the Novartis website at https://www.novartis.com and the Company’s website at https://www.chinooktx.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated as of June 11, 2023, by and among Chinook Therapeutics, Inc., Novartis AG and Cherry Merger Sub Inc.

99.1	Press Release, dated June 11, 2023.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish to the SEC copies of any such schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2023		Chinook Therapeutics, Inc.

	By:	/s/ Eric L. Dobmeier
Eric L. Dobmeier
President and Chief Executive Officer